EXHIBIT 2.2

                                STATE OF COLORADO
                      ARTICLES OF MERGER OR SHARE EXCHANGE

         These same articles are made in accordance with Title 7, Article 111 of the Colorado Revised Statutes.

1.       The name of the surviving corporation is:    SITEK, Incorporated

2.       The address of the surviving corporation is: Corporation Trust Center
                                                      1209 Orange Street
                                                      Wilmington, Delaware

3. The merger plan is as follows: Dentmart Group, Inc., a Colorado corporation, shall be merged with and into SITEK, Incorporated, its wholly owned subsidiary for the purpose of changing the domicile of the Corporation from Colorado to Delaware. The Certificate of Incorporation of SITEK, Incorporated shall continue in effect and shall be its Certificate of Incorporation.

4. The number of shareholder votes required to approve the plan of merger were cast by the shareholders of each corporation involved in this merger.

5. Immediately before the merger, Dentmart Group, Inc. owned at least 90% of the outstanding stock shares of each class of SITEK, Incorporated.

6. The effective date of the merger is the date of filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

7. The street address of the Registered Office for Dentmart Group, Inc. in the State of Colorado and the name of its registered agent at such address is The Corporation Company, 1675 Broadway, Denver, Colorado 80202.


Dated:   July 10, 1998                  DENTMART GROUP, INC.


                                        /s/ Mark A. Di Salvo
                                        --------------------------
                                        Mark A. DiSalvo, President


Dated:   July 10, 1998                  SITEK, INCORPORATED


                                        /s/ Mark A. Di Salvo
                                        --------------------------
                                        Mark A. DiSalvo, President